MAINSTREET BANKSHARES, INC.

News Release

For Immediate Release: January 30, 2008

Franklin Community Bank, N.A. Receives Recognition as Top Performer

Bill Bradway, Managing Director of Bradway Research, recently published a report outlining success stories of the top 20 highest performing banks and thrifts throughout the United States that were formed in 2002 or 2003.

The purpose of his study was to analyze the 149 De Novo banks and thrifts formed in 2002 and 2003 to discover the business strategies and key operating metrics utilized by these most successful De Novos.

Based on his research and findings, Franklin Community Bank, N.A. was ranked as the number one performing bank in the United States in the Class of 2002.

Larry A. Heaton, President and Chief Executive Officer commented, "It is indeed an honor to receive this level of recognition on a national level. We're proud of our financial performance and I take great pride in acknowledging this recognition on behalf of all of our employees."

Franklin Community Bank N.A. is the subsidiary bank of MainStreet BankShares, Inc. ("MainStreet"). MainStreet also owns an additional subsidiary, MainStreet RealEstate, Inc. MainStreet is quoted on the Over the Counter Bulletin Board under the symbol MREE.

Contact: Larry A. Heaton, President and CEO

MainStreet BankShares, Inc.

Martinsville, Virginia

(540) 489-3412